Exhibit 99.1
ISLAND FINANCE PUERTO RICO, INC.
Financial Statements for the Year Ended December 31,
2005 and Independent Auditors’ Report

KPMG LLP
2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309
Independent Auditors’ Report
The Board of Directors
Island Finance Puerto Rico, Inc.:
We have audited the accompanying balance sheet of Island Finance Puerto Rico, Inc. (the Company) as of December 31, 2005, and the related statements of operations and accumulated deficit, changes in stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
As discussed in note 12 to the financial statements, the Company sold all the assets and liabilities of the loan business as of February 28, 2006.
May 12, 2006
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

ISLAND FINANCE PUERTO RICO, INC.
BALANCE SHEET
DECEMBER 31, 2005

2005
(In Thousands)
ASSETS

Cash	$233

Finance receivables:
Consumer loans	405,334
Home equity loans	136,271

Total finance receivables	541,605
Less allowance for credit losses	(26,058)

Finance receivables, net	515,547

Property and equipment, net	1,588
Net deferred tax asset	45,650
Prepaid income tax	3,334
Other assets	1,488

Total assets	$567.840

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Other liabilities	$19,087
Unearned fees	1,816
Notes payable to affiliate	418,625

Total liabilities	439,528

STOCKHOLDER’S EQUITY:
Common stock, $100 par value; 100 shares authorized, 10 shares issued and outstanding	1
Additional paid-in capital	523,000
Accumulated deficit	(394,689)

Total stockholder’s equity	128,312

Commitments and contingencies

Total liabilities and stockholder’s equity	$567.840

See accompanying notes to financial statements.

ISLAND FINANCE PUERTO RICO, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
YEAR ENDED DECEMBER 31, 2005

2005
(In Thousands)
INCOME:
Finance charges and interest	$116,469
Other income	65

Total Income	116,534

EXPENSES:
Salaries	21,357
Management service fees	20,134
Operating expenses	22,870
Interest expense	34,457
Provision for credit losses	32,295

Total Expenses	131,113

LOSS BEFORE INCOME TAXES	(14,579)

DEFERRED INCOME TAX EXPENSE	18,845

NET LOSS	(33,424)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(361,265)

ACCUMULATED DEFICIT, END OF YEAR	$(394.689)

See accompanying notes to financial statements.

ISLAND FINANCE PUERTO RICO, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
YEAR ENDED DECEMBER 31, 2005

2005
(In Thousands)
COMMON STOCK:
Balance at the beginning and end of the year	$1

ADDITIONAL PAID IN CAPITAL:
Balance at the beginning and end of the year	$523,000

ACCUMULATED DEFICIT:
Balance at the beginning of the year	(361,265)
Net loss	(33,424)

Balance at the end of the year	$(394,689)

TOTAL STOCKHOLDER’S EQUITY:
Balance at the beginning of the year	161,736
Changes during the year, net	(33,424)

Balance at the end of the year	$128,312

See accompanying notes to financial statements.

ISLAND FINANCE PUERTO RICO, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2005

2005
(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,424)
Adjustments to reconcile net loss to net cash flows from operating activities:
Provision for credit losses	32,295
Depreciation and amortization	629
Net deferred tax asset	18,845
Other assets	870
Other liabilities	1,963
Unearned fees	(1,545)

Net cash flows from operating activities	19,633

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Finance receivables:
Principal collected	433,274
Receivables originated	(507,555)
Net disposals of property and equipment	13
Net decrease in due from affiliates	3,803

Net cash flows used for investing activities	(70,465)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable to affiliate, net	50,750

Net cash flows from financing activities	50,750

NET DECREASE IN CASH	(82)

CASH, BEGINNING OF YEAR	315

CASH, END OF YEAR	$233

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$34,457
See accompanying notes to financial statements.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2005
1.	ORGANIZATION AND OPERATIONS

Island Finance Puerto Rico, Inc. (the “Company”), a wholly-owned subsidiary of Wells Fargo & Company (“Wells Fargo”), was incorporated on January 27, 1995, under the laws of the State of Delaware. The Company was authorized to do business in Puerto Rico on February 24, 1995, and is regulated by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.

The Company is engaged in the consumer loan and home equity loan business and currently operates 69 retail loan branches throughout Puerto Rico. Consumer loans of up to $5,000 and home equity loans of up to $500,000 are granted by the Company.

The Company was engaged in real estate loan operations with Wells Fargo Home Mortgage, Inc., a division of Wells Fargo Bank, N.A. (WFHM), an affiliate. The Company received a brokerage fee for the origination of real estate loans, which were funded by WFHM. The Company ceased originating these loan types for WFHM during 2005.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the most significant accounting policies followed by the Company:

Finance charges and interest are earned using the interest method on an accrual basis. Finance receivables are generally written off when evaluated as uncollectible or at the end of the month in which the receivable is more than 180 days contractually delinquent. Home equity loans which are adequately collateralized and / or in process of settlement are not written off when more than 180 days contractually delinquent and therefore are placed on non-accrual status. When a home equity loan receivable is placed on non-accrual status, all accrued and unpaid interest is charged against finance charges and interest.

Deferred origination costs and fees, fees received and certain direct costs incurred for the originating of loan receivables are deferred and amortized to finance income over the contractual life of the receivables using the interest method. Unamortized amounts are recognized at the time receivables are paid in full. Deferred origination costs and fees are presented as part of finance receivables in the accompanying balance sheet.

Allowance for credit losses is based on loss experience related to finance receivables outstanding and is established through a provision for credit losses charged to expense. The allowance is an amount that management believes will be adequate to absorb probable losses inherent in the portfolio on existing receivables that may become uncollectible based on evaluation of collectibility of receivables and prior credit loss experience. Management’s determination of the level of the allowance for credit losses is based on various judgements and assumptions, including general economic conditions, loan portfolio composition and prior loss experience. Finance receivables are generally written off when evaluated as uncollectible or at the end of the month in which the receivable is more than 180 days contractually delinquent. Home equity loans which are adequately collateralized and / or in process of settlement are not written off when more than 180 days contractually delinquent. When a receivable is written off, accrued and unpaid interest is charged against finance charges and interest. Recoveries of amounts previously written off are credited to the allowance.

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the term of the related lease, whichever is shorter. Useful lives range from three to ten years. Maintenance and repairs are charged to expense as incurred.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting from the basis used for income tax purposes.

Unearned fees consist of reimbursements for expenses in assisting in the underwriting of insurance premiums and in processing related claims. These fees are amortized using the Rule of 78 method, which approximates the interest method, over the term of the related insurance policy, which is equal to or less than the term of the loan.

Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimate made by management relates to the allowance for credit losses. Actual results could differ from those estimates.

3.	FINANCE RECEIVABLES

Consumer loans are repayable over a maximum period of 60 months, while home equity loans are repayable over a maximum period of 180 months.

Cash payments applied to finance receivables during the year ended December 31, 2005 amounted to approximately $433,274,000. This amount exceeded the amount contractually due because a substantial portion of such receivables is renewed, extended or paid in full prior to maturity.

Non accrual home equity loan receivables were $4,727,000 at December 31, 2005.

4.	ALLOWANCE FOR CREDIT LOSSES

The analysis of the allowance for credit losses for the year ended December 31, 2005 is as follows:

(In Thousands)	2005
Allowance for credit losses, beginning of year	$24,559
Provision for credit losses	32,295
Write-offs	(42,779)
Recoveries	11,983

Allowance for credit losses, end of year	$26,058

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
5.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 consist of:

In Thousands)	2005
Computer and office equipment	$1,546
Leasehold improvements	3,937
Furniture and fixtures	1,810

Total	7,293

Less accumulated depreciation and amortization	5,705

Property and equipment, net	$1,588

6.	TRANSACTIONS WITH RELATED PARTIES

The Company loans funds on a short-term basis to certain affiliates pursuant to revolving credit agreements which had initial six year terms and renew on July 8 of each year for another year absent notice of non-renewal from the affiliates. At December 31, 2005, there was no receivable balance pending.

To provide funding, the Company has transactions with its affiliates. The most significant transactions during the year ended December 31, 2005 include the payment of management fees for certain administrative services provided and the payment of data processing fee information. The total fees paid for these services amounted to $31,616,000 during 2005 respectively and are reflected in the management service fees and operating expenses on the statement of operation. Net interest expense paid to affiliates during the year ended December 31, 2005 amounted to approximately $34,457,000.

Notes payable to an affiliate at December 31, 2005 consist of the following:

(In Thousands)	2005
9.0% subordinated notes with principal due in July 2007	$300,000
9.0% subordinated revolving notes with principal due in July 2011	118,625

Total	$418,625

7.	INCOME TAXES

The Company is incorporated in the United States and is domiciled in Puerto Rico. Accordingly, the Company is subject to Puerto Rican income taxes. The maximum statutory rate was increased from 39% to 41.50% for 2005 and 2006. The maximum statutory rate will go back to 39% in 2007.

The Company is included in the consolidated U.S. Federal income tax return of Wells Fargo. Wells Fargo does not cash settle to the Company for its provision or benefit attributable to the inclusion of its results of operations in the consolidated U.S. Federal income tax return.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
7.	INCOME TAXES — CONTINUED

Net deferred tax asset at December 31, 2005 consist of:

(In Thousands)	2005
Deferred tax assets:
Allowance for credit losses	$10,814
Intangibles	41,994
Postretirement	7,257
NOL carryforward	96,860
Other	643

Total deferred tax assets	157,568
Deferred tax liability	—

Total deferred tax asset, net	157,568
Less valuation allowance	(111,918)

Net deferred tax asset	$45,650

At December 31, 2005, the Company had a net operating loss carryforward of $233,403,000, which is available to reduce future income taxes payable; $77,151,000 with expiration in 2006, $58,643,000 with expiration in 2007, $10,012,000 with expiration in 2008, $14,397,000 with expiration in 2009, $12,679,000 with expiration in 2010, $26,826,000 with expiration in 2011 and $33,695,000 with expiration in 2012. This and other temporary differences result in a total deferred tax asset of $157,568,000. Based on available evidence, a valuation allowance of $111,918,000 was established at December 31, 2005. During 2005, the valuation allowance increased by approximately $36,446,000. The valuation allowance increased by approximately $29,030,000 as a result of a decrease in the amount of net operating losses projected to be utilized and an increased of approximately $7,175,000 as a result of the change in the statutory tax rate. These changes are reflected in the effective income tax rate reconciliation below. The remaining increase to the valuation allowance in 2005 relates to a permanent adjustment for stock options, which is reflected in additional paid-in-capital. The valuation allowance also decreased by approximately $36,227,000 as a result of the write-off of the deferred tax asset related to the expiring net operating losses. Management believes the Company will obtain the full benefit of the remaining net deferred tax asset on the basis of its evaluation of the Company’s anticipated future taxable income of $110,000,000 principally related to the sale of the business in 2006. See Subsequent events note 12 for more information.

The effective income tax rate for the year ended December 31, 2005 differed from maximum statutory local income tax rate for the following reasons:

Percent of Pretax Income for the
Year Ended December 31, 2005
Expected tax benefit	(41.50%)

Change due to:
Valuation adjustment	199.12
Change in tax rate — effect on net deferred taxes	(28.36)

Effective tax rate	129.26%

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BENEFIT PLANS

Substantially all of the Company’s employees are eligible to participate in the Company’s noncontributory defined benefit pension plan (the “Plan”). Eligibility for participation is dependent upon the employee attaining 21 years of age and completing one year of service. Pension benefits provided are based on the employee’s average compensation during the employment period, and are reduced by a percentage of the participant’s social security benefits and amounts due under a former plan existing prior to the Company’s acquisition by Wells Fargo. Normal retirement age was established at 65, while early retirement is allowed when a participant attains age 55 and has completed ten years of service. Additionally, an employee can retire at age 50 if the total years of service and age are equal to or greater than 80. Benefits vest upon attainment of five years of service.

The Plan was instituted on May 1, 1995. The Plan includes employees of four affiliates doing business in Puerto Rico and actuarial calculations do not segregate data between the entities. Pension costs of approximately $884,000 have been allocated to the Company for the year ended December 31, 2005. The allocation of pension cost is based on information provided by the actuary in conjunction with the total prior year ending salaries per affiliate.

The Company and one affiliate also provide certain health care benefits such as medical and dental plans to employees and their dependents, and life insurance coverage to employees who retire from active service in accordance with terms substantially similar to those of its pension plan.

Upon attainment of age 65, benefits are decreased as follows:
•	The dental plan benefits are discontinued.

•	Medical plan benefits are capped at $1,000 per year, with a $100 cash deductible, and a lifetime maximum of $10,000.
In addition, upon retirement, life insurance coverage decreases 20% annually until it reaches 20% of the original coverage.

The accumulated postretirement benefit obligation and the net periodic postretirement benefit cost are allocated between the Company and the affiliate. The Company’s share of the accumulated postretirement benefit obligation at December 31, 2005 amounted to approximately $17,397,000, and has been recorded as part of other liabilities in the accompanying balance sheet. Net periodic postretirement benefit cost allocated to the Company amounted to approximately $2,959,000 for the year ended December 31, 2005. The allocation of postretirement benefit cost is based on the total prior year ending salaries per affiliate.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BENEFIT PLANS

The following table shows the changes in the benefit obligation and the fair value of plan assets during 2005 and as of December 31, 2005 for the Company and the affiliates, as applicable. The disclosures for the defined benefit pension plan are for the Company and its affiliates and the other postretirement benefit plans disclosures are for the Company and one affiliate:

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Change in benefit obligation:
Benefit obligation at beginning of year	$18,869	$24,966
Service cost	1,644	782
Interest cost	1,117	1,475
Plan amendments	—	(299)
Actuarial loss (gain)	2,167	(2,148)
Benefits paid	(542)	(304)

Benefit obligation at end of year	$23,255	$24,472

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Change in plan assets:
Fair value of plan assets at beginning of year	$16,929	$—
Actual return on plan assets	532	—
Employer contribution	—	304
Benefits paid	(542)	(304)

Fair value of plan assets at end of year	$16,919	$—

The Company seeks to achieve the expected long-term rate of return with a prudent level of risk given the benefit obligations of the pension plan and their funded status. The Company targets the plan’s asset allocation for a target mix range of 0-50% equities and 50-100% fixed income. The Retirement Committee and Investment Committee, which include several members of the senior management, review the investment risk and performance of the plans on a quarterly basis. Annual Plan liability analysis and periodic asset/liability evaluation are also conducted.

The postretirement benefit plan is not pre-funded and therefore does not own any investment assets.

The weighted-average allocation of the pension plan assets at December 31, 2005 was:

Percentage of plan assets
at December 31, 2005
Equity securities	32.8%
Debt securities	65.2
Other	2.0

Total	100.0%

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BENEFIT PLANS — CONTINUED

This table reconciles the funded status of the plan as of December 31, 2005.

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Funded status	$(6,336)	$(24,472)
Unrecognized net actuarial loss	5,867	3,327
Prior service cost	216	(742)
Fourth quarter contribution	—	29

Accrued benefit cost	$(253)	$(21,858)

The following table sets forth the components of net periodic benefit cost:

	Year Ended
	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Service cost	$1,644	$782
Interest cost	1,117	1,475
Expected return on plan assets	(1,445)	—
Recognized net actuarial loss	503	1,302

Net period benefit cost	$1,819	3,559

The weighted-average assumptions used in calculating the amounts above were, as of December 31, 2005:

	December 31, 2005
	Pension	Other
	benefits	benefits
Discount rate	5.75%	5.75%
Expected return on plan assets	8.00%	5.00%
Rate of compensation increase	4.00%	N/A
The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation as of December 31, 2005 was 9.50% for 2005 decreasing each successive year until it reaches 5.50% in 2010.

Increasing the assumed health care trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 2005 by $2,160,000 and the service cost and interest cost of the net periodic benefit cost for 2005 by $234,000. Decreasing the assumed health care trend by one percentage point in each year would decrease the accumulated postretirement benefit obligation as of December 31, 2005 by $1,923,000 and the service cost and interest cost of the net periodic benefit cost for 2005 by $205,000.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BENEFIT PLANS — CONTINUED

The Company also has a defined contribution savings plan whereby each eligible employee may make contributions up to 16% of compensation. The Company makes monthly matching contributions of $.50 for every $1 contributed by the employees, up to 6% of the employee’s compensation. The Company also made a fixed contribution of 1/2% of each employee’s compensation, regardless of whether the employee elects to contribute to the plan. The matching contributions made by the Company was increased to $1 for $1 as of January 1, 2004 and the Company’s additional fixed contribution of 1/2% was eliminated. Contribution expense for the year ended December 31, 2005 amounted to approximately $412,000.

The Company provides post-employment benefits to former or inactive employees and their dependents during the period following employment but before retirement to supplement disability compensation. The Plan was assumed in connection with the acquisition of the Company and one affiliate. The Company has accrued approximately $90,000 at December 31, 2005 based on a 2000 actuarial valuation.

The following table shows the future benefits, reflecting expected future service costs that the plan expects to pay under the pension and other benefit plans for the Company and its affiliates.

(In Thousands)	Pension benefit	Other benefits
Years ended December 31,
2006	$458	$1,217
2007	520	1,421
2008	626	1,615
2009	744	1,770
2010	866	1,918
Thereafter	6,437	11,770
For 2005, the pension plan, postretirement plan and savings plan were not affected by the sale of the business during 2006 (see Subsequent events note 12 for more information). As a result of the sale the pension plan was amended whereby all employees that transferred to the buyer were considered fully vested on the effective date of February 28, 2006. In addition, all employees transferred to the buyer that would have become eligible for retirement benefits under the pension plan within the 30-month period after the effective date will be allowed to request benefits from the effective date forward. The postretirement plan benefits will not be available to the former employees. Any additional liabilities for the benefit plans incurred due to the sale of the business will be the obligation of the Company.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
9.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases all of its retail locations under non-cancelable operating leases with terms ranging from one to five years. The majority of the lease agreements require the Company to pay property taxes, insurance and other direct costs of the leased properties. Minimum lease commitments under all lease agreements in force at December 31, 2005, adjusted for changes in lease obligations related to the sale on February 28, 2006 described in note 12, are as follows:

(In Thousands)
2006	$1,022
2007	93
2008	51

Total	$1,166

The minimum lease commitments for 2006 include $463,000 paid out during January 2006 to obtain a release of one lease agreement that was no longer necessary due to the sale of the loan business. See Subsequent events note 12 for more information.

Rent expense for the year ended December 31, 2005 amounted to approximately $2,731,000.

The Company had no commitments to purchase or sell loans at the balance sheet date.

Contingencies

The Company is involved in litigation, arising in the normal course of business. Management, based on the opinion of counsel, believes that the final resolution of such litigation will not have a material adverse effect on the Company’s results of operations or financial position.

10.	CONCENTRATIONS

All of the Company’s lending activities are with customers located within Puerto Rico. Significant adverse changes in the economy of Puerto Rico could adversely impact the collectibles of its finance receivables.

11.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the following information about the fair value of certain financial instruments for which it is practicable to estimate that value. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

Finance receivables — The interest rates on the receivables outstanding at December 31, 2005 are consistent with the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As a result, the carrying value is a reasonable estimate of fair value.

Net Due to Affiliates — The fair value of debt to affiliates approximates carrying value because of the nature of the terms of these financial instruments, which are further described in note 6 to the financial statements.

ISLAND FINANCE PUERTO RICO, INC.
NOTES TO FINANCIAL STATEMENTS — CONCLUDED
12.	SUBSEQUENT EVENTS

The Company sold all the assets and liabilities related to the loan business as of February 28, 2006. The Company sold net assets totaling approximately $520,000,000. The Company realized an approximate gain of $97,000,000. Prior to the sale, the management team of the Company entered into a leasehold agreement for a new facility where the Company and one affiliate were to relocate. Due to the sale, the Company and an affiliate paid $550,000 in order to be released from the lease agreement obligation. The cost of the pay out for the lease agreement was recorded under rent expense during January 2006 and was allocated between the Company and an affiliate. The amount allocated to the Company was $463,000.